CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement, of our report dated March 24, 2000 included herein (in the Company's Form 10-KSB for the year ended December 26, 1999) and to all references to our Firm included in this registration statement, on Form S-3, covering 2,143,472 shares of common stock.


                                                      /s/ Arthur Andersen LLP


New York, New York
October 6, 2000